Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investor Relations

703-742-5393

InvestorRelations@quadramed.com

QUADRAMED CORPORATION ANNOUNCES Q3 2006 RESULTS

Revenues of $33 million Produce

Net Income of $6 million

RESTON, VA – (November 9, 2006) — QuadraMed Corporation (Amex:QD) announced today that it will report net income of $6.0 million before preferred stock accretion for the three months ended September 30, 2006, compared to a net loss of $(4.0) million for the same period in 2005. Income from operations was $5.6 million for the three months ended September 30, 2006, compared to a loss from operations of $(2.8) million for the same period in 2005. On a year-to-date basis, net income was $8.0 million in 2006 compared to a net loss of $(5.2) million for the corresponding nine month period in 2005.

Cash and investments increased to $41.9 during the nine months ended September 30, 2006, from $34.4 million at December 31, 2005. Cash from operations was $3.0 million for three months and $12.4 million for the nine months ended September 30, 2006 compared to $2.9 million and $11.0 million for the corresponding periods in 2005.

Revenues of $33.0 million, gross margin of 67% and operating expenses of $16.4 million combined to produce the achieved operating results for the quarter. These compare to revenues of $30.0 million, gross margin of 62% and operating expenses of $21.5 million of the same period in 2005.

The increase in revenues to $33.0 million for the 2006 quarter is due in part to management initiatives enacted as a part of the Company’s strategic plan to install products and provide services in a timely manner, resolve outstanding implementation issues, and collect cash from past due receivables. The success of these initiatives is reflected in both the quarter and year-to-date periods. Revenues for the nine month periods ended September 30, 2006 and 2005 were $94.0 million and $91.1 million respectively.

Total operating expenses of $16.4 million for the three months ended and $52.6 million for the nine months ended September 30, 2006 compare to $21.5 million and $59.5 million for the comparable 2005 periods. After removing the effects of severance, exit costs on facility closings and settlement of litigation from the figures, operating expenses decreased approximately $0.8 million between the three month periods, and decreased $3.1 million between the nine month periods. The Company’s reorganization during the first quarter of 2006, as well as other management initiatives enacted in connection with the Company’s strategic plan, have accounted for the majority of these operating expense declines.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was $7.4 million or 22% of revenues for the three months ended September 30, 2006, compared to negative EBITDA of $(0.6) million for the same period in 2005. On a year-to-date basis, EBITDA was $13.2 million or 14% of revenues, compared to $4.0 million or 4% of revenues for the nine months ended September 30, 2005.

The Company will also report net income attributable to common shareholders of $4.7 million, or $0.11 basic per share and $0.08 per fully diluted share for the three months ended September 30, 2006; this is compared to a net loss attributable to common shareholders of $(5.2) million, or $(0.13) basic and fully diluted per share for the same period in 2005. For the nine month period ended September 30, 2006, net income attributable to common shareholders was $4.2 million, or $0.10 basic per share and $0.10 per fully diluted share. The calculation of net income per fully diluted share for the three months and nine months ended September 30, 2006 was based on net income before preferred stock accretion. In our Quarterly Report on Form 10-Q for the six months ended June 30, 2006, as filed with the SEC on August 9, 2006, net income per fully diluted share was based on net income attributable to common shareholders, which reflects a deduction for the preferred stock accretion. If the calculation of net income per fully diluted share for the second quarter of 2006 were made using the same approach as in the current quarter, net income per fully diluted share would have been $0.05 and $0.03 for the three months and six months ended June 30, 2006 instead of $0.03 and $(0.01) as previously reported.

“We continue to make progress on effectively managing and operating our business by installing products, delivering services, identifying and resolving customer issues in a timely manner, and collecting old receivables,” said Keith Hagen, QuadraMed’s president and chief executive officer. “As a result, our revenues and EBITDA have increased this quarter and our cash position continues to increase. This year, we have signed two new name Affinity contracts. This most recent contract includes our revenue cycle management, identity management, electronic document management and enterprise scheduling products, allowing us to build a new long term relationship with a large healthcare delivery system. Looking ahead, we will continue to execute on the fundamental business principles that have been successful over the last year. We’ll continue to focus on building our reputation in the market, communicating our vision, managing our expenses and implementing initiatives designed to grow and improve our business,” added Mr. Hagen.

Management will review these results in an investment community conference call at 4:00 PM Eastern (1:00 PM Pacific) on Thursday, November 9, 2006. To ensure fair dissemination of information, no inquiries of management should be made regarding QuadraMed’s results until after the conference call. A brief question and answer period will follow management’s presentation. The dial-in number for the conference call is 800-862-9098 domestic, and 785-424-1051 international. Callers should dial in by 3:45 PM Eastern (12:45 PM Pacific) to register. The call will also be webcast live and available to the public via the Investor Relations section of QuadraMed’s webpage at www.quadramed.com. Please note that the webcast is listen-only. Listeners should access the website at 3:45 PM Eastern (12:45 PM Pacific) to register and to download and install any necessary audio software. The webcast replays will be available until 12:00 AM ET on November 15, 2006 by dialing 719-457-0820 or 888-203-1112. The replay passcode is 9406656.

Attachments	Exhibit 1	Condensed Consolidated Balance Sheets as of September 30, 2006 and December 31, 2005

	Exhibit 2	Condensed Consolidated Statements of Operations for the Three Months Ended September 30, 2006 and 2005 and Nine Months Ended September 30, 2006 and 2005

	Exhibit 3	Condensed Consolidated Statements of Cash Flows for the Three Months Ended September 30, 2006 and 2005 and Nine Months Ended September 30, 2006 and 2005

	Exhibit 4	Reconciliation of EBITDA and Non-GAAP Measurements for the Three Months Ended September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005 and March 31, 2005

	Exhibit 5	Reconciliation of EBITDA and Non-GAAP Measurements for the Nine Months Ended September 30, 2006 and September 30, 2005 and the Twelve Months Ended September 30, 2006

About QuadraMed Corporation

QuadraMed Corporation advances the success of healthcare organizations through IT solutions that leverage quality care into positive financial outcomes. As evolving reimbursement scenarios challenge healthcare organizations to leverage quality of care into payment, clients committing to QuadraMed’s care-based solutions can realize market leading financial performance. Using QuadraMed’s end-to-end solutions to optimize the patient experience and leverage quality of care into payment, our clients can receive the proper reimbursement, in the shortest time, at the lowest administrative cost. Behind our products and services is a staff of almost 600 professionals whose experience and dedication to service have earned QuadraMed the trust and loyalty of customers at approximately 2,000 healthcare provider facilities. To find out more about QuadraMed, visit www.quadramed.com.

Cautionary Statement on Risks Associated with QuadraMed’s Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, by QuadraMed that are subject to risks and uncertainties. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement except as required by law. QuadraMed advises investors that it discusses risk factors and uncertainties that could cause QuadraMed’s actual results to differ from forward-looking statements in its periodic reports filed with the Securities and Exchange Commission (“SEC”). QuadraMed’s SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC’s EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).

QuadraMed Affinity and Care-based Revenue Cycle are registered trademarks of QuadraMed Corporation. All other trademarks are the property of their respective holders.

Exhibit 1

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Current assets
Cash and cash equivalents	$36,485	$33,042
Short-term investments	4,185	—
Accounts receivable, net of allowance for doubtful accounts of $2,953 and $4,177, respectively	19,347	27,089
Unbilled and other receivables	4,375	3,387
Notes and other receivables, net of allowance for doubtful accounts of $822 and $715, respectively		50
Prepaid expenses and other current assets	9,947	12,092

Total current assets	74,339	75,660
Restricted cash	2,286	2,391
Long-term investments	1,241	1,334
Property and equipment, net of accumulated depreciation and amortization of $20,666 and $19,052, respectively	2,800	3,737
Goodwill	25,983	25,983
Other intangible assets, net of accumulated amortization of $40,230 and $35,905, respectively	3,279	7,624
Other long-term assets	3,167	3,167

Total assets	$113,095	$119,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$3,479	$3,551
Accrued payroll and related	7,904	7,422
Other accrued liabilities	5,395	10,114
Dividends payable	5,181	9,054
Deferred revenue	45,695	52,169

Total current liabilities	67,654	82,310
Accrued exit cost of facility closing	2,437	3,613
Other long-term liabilities	3,132	2,781

Total liabilities	73,223	88,704
Stockholders’ equity
Preferred stock, $ 0.01 par, 5,000 shares authorized; 4,000 shares issued and outstanding	92,000	88,231
Common stock, $ 0.01 par, 150,000 shares authorized; 42,255 and 41,245 shares issued and outstanding, including 457 and 457 shares of treasury stock, respectively	422	412
Additional paid-in-capital	303,897	302,324
Accumulated other comprehensive loss	(154)	(89)
Accumulated deficit	(356,293)	(359,686)

Total stockholders’ equity	39,872	31,192

Total liabilities and stockholders’ equity	$113,095	$119,896

Exhibit 1 to Press Release dated November 9, 2006

Exhibit 2

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended, September 30,		Nine months ended, September 30,
	2006	2005	2006	2005
Revenue
Services	$3,859	$2,824	$9,480	$9,448
Maintenance	14,802	13,767	42,605	41,152
Installation and other	2,893	3,196	9,048	8,300

Services and other revenue	21,554	19,787	61,133	58,900
Licenses	11,151	10,009	31,713	30,143
Hardware	327	250	1,142	2,061

Total revenue	33,032	30,046	93,988	91,104

Cost of revenue
Cost of services and other revenue	6,846	7,326	21,497	21,764
Royalties and other	3,034	2,385	8,824	6,811
Amortization of acquired technology and capitalized software	748	1,014	2,699	3,073

Cost of license revenue	3,782	3,399	11,523	9,884
Cost of hardware revenue	347	682	1,131	2,190

Total cost of revenue	10,975	11,407	34,151	33,838

Gross margin	22,057	18,639	59,837	57,266

Operating expense
General and administration	4,370	8,340	15,299	20,625
Software development	7,298	7,812	23,254	23,253
Sales and marketing	3,730	3,160	10,849	10,727
Amortization of intangible assets and depreciation	1,035	1,087	3,239	3,793
Exit cost of facility closing	—	1,066	—	1,066

Total operating expenses	16,433	21,465	52,641	59,464

Income (loss) from operations	5,624	(2,826)	7,196	(2,198)

Other income (expense)
Interest expense, includes non-cash charges of $85, $383, $306 and $740, respectively	(85)	(403)	(311)	(763)
Interest income	501	223	1,266	444
Other income (expense), net	40	(21)	94	(37)

Other income (expense)	456	(201)	1,049	(356)

Income (loss) from continuing operations before income taxes	$6,080	$(3,027)	$8,245	$(2,554)
Provision for income taxes	(101)	(114)	(262)	(128)

Income (loss) from continuing operations	5,979	(3,141)	7,983	(2,682)
Loss from discontinued operations	—	(817)	—	(2,503)

Net income (loss)	$5,979	$(3,958)	$7,983	$(5,185)
Preferred stock accretion	(1,273)	(1,207)	(3,769)	(3,573)

Net income (loss) attributable to common shareholders	$4,706	$(5,165)	$4,214	$(8,758)

Income (loss) per share-basic
Continuing operations	$0.11	$(0.11)	$0.10	$(0.15)
Discontinued operations	—	(0.02)	—	(0.07)

Net income (loss)	$0.11	$(0.13)	$0.10	$(0.22)

Income (loss) per share-diluted
Continuing operations	$0.08	$(0.11)	$0.10	$(0.15)
Discontinued operations	—	(0.02)	—	(0.07)

Net income (loss)	$0.08	$(0.13)	$0.10	$(0.22)

Weighted average shares outstanding
Basic	42,156	40,684	41,788	40,407

Diluted	78,093	40,684	77,932	40,407

Exhibit 2 to Press Release dated November 9, 2006

Exhibit 3

QUADRAMED CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2006	2005	2006	2005
Cash flows from operating activities
Net income (loss) attributable to common shareholders	$4,706	$(5,165)	$4,214	$(8,758)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,851	3,465	6,191	9,478
Preferred stock accretion	1,273	1,207	3,769	3,573
Exit cost of facility closing	—	1,066	—	1,066
Impairment and other charges for Financial Services Division	—	817	—	1,731
Provision for bad debts	—	879	820	1,704
Stock-based compensation expense	324	—	985	—
Gain on sale of assets	—	(383)	—	(383)
Other	—	—	(21)	—
Changes in assets and liabilities:
Accounts receivable	3,494	4,447	6,923	(2,170)
Prepaid expenses and other	869	(1,372)	1,229	1,618
Accounts payable and accrued liabilities	(626)	3,410	(5,199)	219
Deferred revenue	(8,858)	(2,331)	(6,473)	6,065
Payment to former executive out of trust	—	(3,100)	—	(3,100)

Cash provided by operating activities	3,033	2,940	12,438	11,043
Cash flows from investing activities
Decrease (increase) in restricted cash	82	(8)	105	1,539
Capital expenditures	(231)	(297)	(731)	(1,101)
Proceeds from the sale of assets and available-for-sale securities, net	1,951	462	2,609	345
Purchases of available-for-sale securities	(6,030)	—	(6,707)	—
Termination of trust	—	3,100	—	3,100
Other	(30)	—	5	—

Cash provided by (used in) by investing activities	(4,258)	3,257	(4,719)	3,883
Cash flows from financing activities
Proceeds from issuance of common stock and other	181	239	599	845
Payment of preferred stock dividends	(1,625)	(1,458)	(4,875)	(4,208)

Cash used in financing activities	(1,444)	(1,219)	(4,276)	(3,363)
Net increase (decrease) in cash and cash equivalents	(2,669)	4,978	3,443	11,563
Cash and cash equivalents, beginning of period	39,154	29,014	33,042	22,429

Cash and cash equivalents, end of period	$36,485	$33,992	36,485	$33,992

Exhibit 3 to Press Release dated November 9, 2006

Exhibit 4

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands)

(unaudited)

	For the Three Months Ended
	9/30/06	6/30/06	3/31/06	12/31/05	9/30/05	6/30/05	3/31/05
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
Net income (loss), as reported	$5,979	$3,847	($1,843)	$1,247	($3,958)	$1,293	($2,520)
Adjustments to Net Income for EBITDA
Interest Expense	85	103	123	(156)	403	191	169
Interest Income	(501)	(399)	(366)	(305)	(223)	(120)	(101)
Benefit (provision) for Income Taxes	101	63	98	149	114	3	11
Depreciation and Amortization	1,781	2,060	2,094	2,137	3,082	2,280	3,377

Subtotal Adjustments for EBITDA	1,466	1,827	1,949	1,825	3,376	2,354	3,456

EBITDA	$7,445	$5,674	$106	$3,072	($582)	$3,647	$936

Proforma Net Income (Loss) before Preferred Stock Accretion
Net income (loss), as reported	$5,979	$3,847	($1,843)	$1,247	($3,958)	$1,293	($2,520)
Exit Cost on Facility Closing (San Rafael)	—	—	—	—	1,066	—	—
Exit Cost on Facility Closing (Discontinued Operation)	—	—	—	—	817	—	1,032
Cash Severance	—	142	315	—	2,344	—	500
Non-Cash Severance	—	—	—	—	850	—	592
Costs of Litigation	—	27	1,124	—	—	—	—
Gain on Sale of EDI Division	—	—	—	—	(383)	—	—
Loss from Discontinued Operation	—	—	—	(68)	—	—	654

Subtotal Proforma adjustments	—	169	1,439	(68)	4,694	—	2,778

Proforma net income (loss)	$5,979	$4,016	($404)	$1,179	$736	$1,293	$258

Proforma Income (Loss) from Operations
Income (loss) from operations, as reported	$5,624	$3,578	($2,006)	$817	($2,826)	$1,229	($601)
Exit Cost on Facility Closing (San Rafael)	—	—	—	—	1,066	—	—
Cash Severance	—	142	315	—	2,344	—	500
Non-Cash Severance	—	—	—	—	850	—	592
Costs of Litigation	—	27	1,124	—	—	—	—
Gain on Sale of EDI Division	—	—	—	—	(383)	—	—

Subtotal Proforma adjustments	—	169	1,439	—	3,877	—	1,092

Proforma Income (loss) from operations	$5,624	$3,747	($567)	$817	$1,051	$1,229	$491

Other Information
Revenue	$33,032	$32,028	$28,928	$31,209	$30,046	$30,683	$30,375
Costs of Revenue	$10,975	$11,592	$11,584	$11,806	$11,407	$10,945	$11,485

Gross Margin	$22,057	$20,436	$17,344	$19,403	$18,639	$19,738	$18,890

Gross Margin %	67%	64%	60%	62%	62%	64%	62%

Exhibit 4 to Press Release dated November 9, 2006

Exhibit 5

QUADRAMED CORPORATION

Reconciliation of EBITDA and Non-GAAP Measurements

(in thousands)

(unaudited)

			Last 12 Months
	For the Nine Months Ended		Ended
	9/30/06	9/30/05	9/30/06
EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)
Net income (loss), as reported	$7,983	($5,185)	$9,230
Adjustments to Net Income for EBITDA
Interest Expense	$311	$763	$155
Interest Income	($1,266)	($444)	($1,571)
Benefit (provision) for Income Taxes	$262	$128	$411
Depreciation and Amortization	$5,935	$8,739	$8,072

Subtotal Adjustments for EBITDA	5,242	9,186	7,067

EBITDA	$13,225	$4,001	$16,297

Proforma Net Income (Loss) before Preferred Stock Accretion
Net income (loss), as reported	$7,983	($5,185)	$9,230
Exit Cost on Facility Closing (San Rafael)	—	1,066	—
Exit Cost on Facility Closing (Discontinued Operation)	—	1,849	—
Cash Severance	457	2,844	457
Non-Cash Severance	—	1,442	—
Costs of Litigation	1,151	—	1,151
Gain on Sale of EDI Division	—	(383)	—
Loss from Discontinued Operation	—	654	(68)

Subtotal Proforma adjustments	1,608	7,472	1,540

Proforma net income (loss)	$9,591	$2,287	$10,770

Proforma Income (Loss) from Operations
Income (loss) from operations, as reported	$7,196	($2,198)	$8,013
Exit Cost on Facility Closing (San Rafael)	—	1,066	—
Cash Severance	457	2,844	457
Non-Cash Severance	—	1,442	—
Costs of Litigation	1,151	—	1,151
Gain on Sale of EDI Division	—	(383)	—

Subtotal Proforma adjustments	1,608	4,969	1,608

Proforma Income (loss) from operations	$8,804	$2,771	$9,621

Other Information
Revenue	$93,988	$91,104	$125,197
Costs of Revenue	$34,151	$33,837	$45,957

Gross Margin	$59,837	$57,267	$79,240

Gross Margin %	64%	63%	63%

Exhibit 5 to Press Release dated November 9, 2006